                                             EX 10.21.3











            AGREEMENT TO PROVIDE MANAGEMENT SERVICES

                   TO A LONG TERM CARE FACILITY

            AGREEMENT TO PROVIDE MANAGEMENT
         SERVICES TO A LONG TERM CARE FACILITY



     This Agreement made this __ day of December, 1997, between Sunrise Healthcare Corporation, a New Mexico corporation (hereinafter referred to as "Manager"), and Emeritus Corporation, a Washington corporation
(hereinafter referred to as "Emeritus").

     WHEREAS, Emeritus is the lessee of a long term care facility known as Heritage Health Center and located at 200 Heritage Drive, Hendersonville, North
Carolina (the "Facility") under the terms of that Lease
Agreement dated January 26,1996 between Health Care
Property Investors, Inc. ("HCPI"), as landlord and
Emeritus, as Tenant (the "Lease"); and

     WHEREAS, Emeritus wants someone to manage the Facility on its behalf;

     WHEREAS, Manager is experienced and qualified in the field of health care management;

     WHEREAS, Emeritus has determined that Manager's price is economical in light of the range of services which it provides; and

     WHEREAS, Manager is willing to operate the Facility on Emeritus' behalf, pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT
IS AGREED AS FOLLOWS:

     I. MANAGEMENT AND CONSULTING RESPONSIBILITIES OF
MANAGER: Emeritus hereby engages Manager and Manager hereby accepts such engagement and agrees to provide management, consulting and advisory services to Emeritus in connection with the operation of the Facility, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, Emeritus does not delegate to Manager any powers, duties or responsibilities which it is prohibited by law from delegating. Emeritus also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement. Subject to the foregoing, Manager shall provide the following services:

     (a) OPERATIONAL POLICIES AND FORMS: Manager shall implement operational policies and procedures and develop such new policies and procedures as it deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

     (b) CHARGES: Manager shall establish the schedules of recommended charges, including any and all special charges for services rendered to the patients at the Facility. Emeritus shall have the right to review the charge schedules established by Manager.

     (c) INFORMATION: Manager shall develop any informational material, mass media releases, and other related publicity materials, which it deems necessary for the operation of the Facility.

     (d) REGULATORY COMPLIANCE: Manager, with the assistance of Emeritus if requested by Manager, shall use its best efforts to maintain all licenses, permits, qualifications and

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approvals from any applicable governmental or
regulatory authority for the operation of the Facility and to manage the operations of the Facility in full compliance with all applicable laws and regulations, including, but not limited to the laws and regulations governing the licensure of nursing homes under North
Carolina law and the certification of nursing homes under Medicare and Medicaid and local, state and federal employment rules and regulations. The cost of all such regulatory and legal compliance shall be deemed to be a Facility operating expense and shall be paid from the revenues of the Facility or from the working capital provided by Emeritus pursuant to the terms of this Agreement; provided, however, that if and to the extent Emeritus is able to demonstrate that any such regulatory and/or legal non-compliance is due to the acts or omissions of Manager in performing its obligations under this Agreement, Manager shall be solely liable for any damages, losses, costs or expenses which Emeritus incurs as a result thereof.

     (e) EQUIPMENT AND IMPROVEMENTS: Manager shall advise Emeritus as to equipment and improvements which are needed to maintain or upgrade the quality of the Facility and to replace obsolete or run-down equipment or to correct any other survey deficiencies which may be cited during the term of this Agreement. Emeritus shall review and act upon Manager's recommendations as expeditiously as possible. Manager shall not be liable for any cost or liability which Emeritus may incur in the event Emeritus disregards Manager's recommendations. Manager shall make all necessary and approved repairs, replacements and maintenance within the budgetary limits set forth in the annual capital budget prepared by Manager pursuant to Paragraph L and in a workmanlike and lien free manner.

     (f) ACCOUNTING: Manager shall provide home office and accounting support to the Facility, which shall include the preparation of any Medicare or Medicaid cost reports due for the cost reporting periods covered by the term of this Agreement; provided, however, that to the extent any such cost reporting periods include periods prior to the commencement of the term of this Agreement, Emeritus shall provide or cause to be provided to Manager any and all documentation which Manager may deem to be reasonably necessary to prepare such cost reports; and provided, further that to the extent any costs reports are required to be filed after the expiration or sooner termination of the term of this Agreement which include, in part, the period covered by the term of this Agreement, Manager shall, upon request, provide Emeritus or any successor manager with any information which it may have which is reasonably necessary for the preparation of such cost reports. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. In addition, at Emeritus' sole cost and expense, Manager shall prepare or cause to be prepared all payroll tax returns which may be due during the term of this Agreement. Emeritus shall prepare or cause to be prepared all other local, state and federal tax returns, subject to Manager's obligation, upon request of Emeritus, to pay any taxes which are due thereunder from the funds in the Facility's bank account, except to the extent the same are being duly contested by Emeritus or, at Emeritus's request and at Emeritus' sole cost and expense, by Manager. The costs incurred by Manager in preparing the payroll tax returns shall not be included in Manager's management fee, but shall be separately reimbursed by Emeritus; the costs incurred by Manager in preparing the Medicare and Medicaid cost reports and any other financial information required by the terms of this Agreement shall be included in Manager's management fee. The taxes and any reimbursement obligations due to Medicare and/or Medicaid shall be deemed to be Facility operating expenses and shall be paid out of the revenues of the Facility or the working capital provided by Emeritus.

     (g) REPORTS: Manager shall prepare and provide to Emeritus any reasonable operational information which may from time to time be specifically requested by Emeritus, including any information needed to assist
Emeritus in completing its tax returns and in complying with any reporting obligations imposed by any landlords or mortgagees. In addition, (i) within twenty (20) days after the end of each calendar month, Manager shall provide Emeritus with an

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unaudited balance sheet of the Facility, dated the last
day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility and a "mini" Medicare cost report and
(ii) within forty five (45) days after the end of the fiscal year of the Facility, Manager shall provide
Emeritus with unaudited financial statements including a balance sheet of the Facility, dated the last day of said fiscal year, and a statement of income and expense for the year then ended relating to the operation of the Facility. Upon request Manager shall provide
Emeritus with any and all supporting documentation which it may reasonably request with respect to the information contained in the financial statements prepared by Manager and delivered to Emeritus pursuant hereto.

     (h) BANK ACCOUNTS: Manager shall maintain the existing checking account previously established by Emeritus in the name of the Facility and shall deposit therein all money received during the term of this Agreement in the course of the operation of the Facility; provided, however, that during the term hereof, withdrawals and payments from this account shall be made only on checks signed by a person or persons designated by Manager. Emeritus shall be given notice as to the identity of said authorized signatories. All expenses incurred in the operation of the Facility in accordance with the terms of the Budgets submitted to Emeritus under Paragraph I(1), including, but not limited to, Facility mortgage or lease payments, payroll and employee benefits and payment of Manager's management fee, shall be paid by check drawn on this account. Withdrawals from this account shall be made first to pay Manager's management fee and thereafter to pay Facility expenses in such order of priority as Manager deems appropriate to the operation of the Facility. In the event the revenues generated by the Facility are at any time insufficient to pay all of the expenses associated with its operation, including, but not limited to, Manager's management fee, Emeritus shall, within five (5) days of its receipt of a written demand by Manager, deposit in the Facility bank account sufficient funds to satisfy the then working capital needs of the Facility. The amounts so advanced shall be deemed to be loans by Emeritus to the Facility and shall be repaid by Manager from future Facility revenues in accordance with the provisions of Section IX hereof

     (i) PERSONNEL: Manager shall recruit, employ, train, promote, direct, discipline, suspend and discharge Facility personnel; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by the Facility. All of the Facility personnel, other than the Facility Administrator who shall be an employee of Manager, shall be the employees of Emeritus. Notwithstanding the foregoing, the salary and benefits of the Administrator shall be deemed to be an operating expense of the Facility and shall be paid from the bank account described in Paragraph I(h).
Manager shall provide Emeritus with a workers compensation loss run within twenty (20) days after the end of each month, along with the monthly financial statements provided pursuant to Paragraph I(f) and with copies of any and all equal employment opportunity claims which may be filed during the term of this Agreement within five (5) business days after Manager's receipt thereof, whether such claims related to the period prior to or during the term of this Agreement.
Emeritus shall be responsible for the defense of any and all such EEOC claims but Manager shall cooperate in such defense and shall provide Emeritus with any and all documents necessary for such defense which Emeritus may reasonably request and which are in Manager's possession or under Manager's control.

     (j) SUPPLIES AND EQUIPMENT: Manager shall purchase supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the annual operating budget prepared by Manager pursuant to Paragraph I(1). In purchasing said supplies and equipment, if possible, Manager shall take advantage of any national or group purchasing agreements to which Manager or Emeritus (if and to the extent Emeritus gives Manager notice of such agreements) may be a party.

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     (k) LEGAL PROCEEDINGS: Manager shall, through its
legal counsel, coordinate all legal matters and proceedings with Emeritus' counsel.

     (1) BUDGETS: The Facility shall be operated on a fiscal year of January 1 through December 31. Within forty-five (45) days prior to the start of each fiscal year, Manager shall prepare and submit to Emeritus for its review and approval, which approval shall not be unreasonably withheld, an annual operating budget, an annual capital expenditure budget, and an annual cash flow projection. The capital budget shall in substantially the form attached hereto as Exhibit A. In the event a budget has not been agreed upon by the beginning of the fiscal year, the budget in effect for the prior fiscal year shall continue in effect until the new budget is agreed upon. Thereafter, any expenditures made during the year pursuant to said budgets and/or any expenditures on an item-by-item basis exceeding by no more than 10% the amounts set forth therein for the applicable expense item (the
"Budget Threshold") may be made without Emeritus' prior approval. Any unbudgeted expenditures and/or any expenditures in excess of the Budget Threshold shall be subject to Emeritus' prior approval, which approval shall not be unreasonably withheld.

     (m) COLLECTION OF ACCOUNTS: Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Emeritus and the Facility as creditor under any contract or in connection with the rendering of any services;
provided, however, that any expenses incurred by Manager in so doing shall be treated as Facility operating expenses, which shall be payable out of Facility funds deposited in the bank account described in Section I(h).

     II. INSURANCE: Upon request, Manager, at Emeritus' sole cost and expense, shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for Emeritus' protection and for the protection of Emeritus' officers, agents and employees. Until such a request is made and/or in the event Manager is unable to secure insurance coverage for the Facility for any reason whatsoever, Emeritus shall be responsible for obtaining and maintaining said insurance. In addition, Emeritus shall provide all employee health and worker's compensation insurance for its employees, which insurance shall be administered by Manager. Manager shall arrange for and maintain all necessary and proper malpractice and public liability insurance for the protection of itself, its officers, agents and employees. Any insurance provided pursuant to this paragraph shall comply with the requirements of the Lease or any applicable Facility mortgage.

     III. PROPERTY INTEREST: The systems, methods, procedures and controls employed by Manager and any written materials or brochures developed by Manager to document the same are to remain the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Emeritus, except as authorized by Manager.

     IV. TERM OF AGREEMENT: The Term of this Agreement shall commence at 12 : 01 AM on January 1,1998 and shall terminate at midnight on December 31,1998, unless sooner terminated (i) due to the fact that 50"% or more of the Facility is damaged or destroyed or taken by condemnation proceedings or otherwise and Emeritus to the extent permitted by the Lease or mortgage documents does not elect to rebuild or repair, (ii) upon the occurrence of an Event of Default or (iii) upon the assignment of the Lease to Manager pursuant to the terms of the First of First Refusal Agreement of even date herewith between Emeritus and Manager.

     V. DEFAULT: Either party may terminate this Agreement, as specified in this Section V,

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in the event of a default ("Event of Default") by the
other party.

     (a) With respect to Manager, it shall be an "Event of Default" hereunder:

     (i) If Manager shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, and such default shall continue for a period of thirty (30) days after notice thereof shall have been given to Manager by Emeritus, which notice shall specify the event or events constituting the default; or

     (ii) If written notice is received by Emeritus, Manager of the Facility, or proceedings are commenced, which threaten to revoke, rescind, termination or not renew the licensure or certification of the Facility
(whether or not a period is granted prior to the effective date thereof in which corrective action may be undertaken or the same are stayed pending appeal)
(the "Negative Regulatory Proceedings") and Emeritus is not satisfied, in its sole and absolute discretion, that Manager has the resources (financial and otherwise) necessary to undertake the corrective action required to successfully terminate such Negative
Regulatory Proceedings, it being understood and agreed that in such event (A) Emeritus shall have the right, without further notice to Manager and without giving
Manager any further opportunity to cure such breach, to terminate this Agreement effective upon such date as may be specified by written notice to Manager and (B)
Manager shall be solely responsible for any damages, losses, costs or expenses incurred or suffered by Emeritus or any successor manager as a result of such Negative Regulatory Proceedings if and to the extent
Emeritus can demonstrate that such damages, losses, costs or expenses are attributable to the acts or omissions of Manager in performing its obligations under this Agreement prior to the date on which this Agreement is terminated; provided, however, that in no event shall such damages, losses, costs or expenses for which Emeritus can seek recovery from Manager include any additional management or other fees or compensation which Emeritus may be required to pay to a successor operator of the Facility for any other costs incurred in transitioning operational responsibility for the Facility from Manager to such successor operator; or

     (ii) If Manager shall apply for or consent to the appointment of a receiver, trustee or liquidator of Manager of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Manager, a bankrupt or insolvent or approving a petition seeking reorganization of Manager, or appointing a receiver, trustee or liquidator of Manager, of all or a substantial part of its assets; or

     (iii) If any of the representations, warranties or covenants of Manager set forth in this Agreement shall be untrue in any material respect and Emeritus suffers or incurs any damages as a result thereof.

     (b) With respect to Emeritus, it shall be an Event of Default hereunder:

     (i) If Emeritus shall fail to make or cause to be made any payment to Manager required to be made hereunder (other than its working capital obligation, which default is subject to the provisions of Paragraph
V(b)(ii)), and such failure shall continue for a period of thirty (30) days; or

     (ii) If Emeritus shall fail to keep, observe or perform any material agreement, term or

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provision of this Agreement and such default shall
continue for a period of thirty (30) days after notice, which notice shall specify an event or events constituting the default thereof by Manager to Emeritus; provided, however, that in the case of Emeritus' failure to provide necessary working capital upon demand by Manager, it shall be deemed to be an Event of Default hereunder if the same is not paid within ten (10) days of Manager's initial demand therefor without any further notice from Manager being required; or

     (iii) If Emeritus shall fail to make payments, or keep any covenants, owing to any third party which are beyond the control of Manager to make or keep, and which would cause Emeritus to lose possession of the Facility or any personal property which would be required to operate the Facility in the normal course;
or

     (iv) If Emeritus shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Emeritus or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit or creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Emeritus a bankrupt or insolvent or approving a petition seeking reorganization of Emeritus or appointing a receiver, trustee or liquidator of Emeritus of all or a substantial part of its assets; or

     (v) If any of the representations, warranties or covenants of Emeritus set forth in this Agreement shall be untrue in any material respect and Manager suffers or incurs any damages as a result thereof.

     VI. REMEDIES UPON DEFAULT:

     (a) If any Event of Default by Emeritus shall occur, Manager may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligations whatsoever under this Agreement, but Manager shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to the date of termination.

     (b) If any Event of Default by Manager shall occur, Emeritus may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, and neither party shall have any further obligation whatsoever under this Agreement; provided, however, that Manager shall immediately be entitled to receive payment of all amounts theretofore unpaid but earned to date of termination, subject to Emeritus' right to receive payment of damages from Manager.

     VII. EMERITUS' INSPECTION: During the term hereof, each of Emeritus and HCPI and their agents and representatives shall have the right, upon request and at reasonable times, to inspect the Facility and to inspect and/or audit all books and records pertaining to the operation thereof.

     VIII. FACILITY OPERATIONS:

     (a) NO GUARANTEE OF PROFITABILITY: Manager does not guarantee that operation of the Facility will be profitable, but Manager shall use its best efforts to operate the Facility in as cost efficient and profitable a manner as possible.

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     (b) STANDARD OF PERFORMANCE: In performing its
obligations under this Agreement and, if applicable, in transitioning operational responsibility for the
Facility back to Emeritus or to a successor manager designated by Emeritus at the expiration or sooner termination of the term of this Agreement, Manager shall use its best efforts and act in good faith and with professionalism in accordance with acceptable and prevailing standards of health care and the policies adopted by, and resources available to, the Facility.

     (c) FORCE MAJEURE: Manager will not be deemed to be in violation of this Management Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control; including, without limitation, strikes, shortages, war, acts of God, lack of Emeritus' financial resources, or any statute, regulation or rule of federal, state or local government or agency thereof.

     (d)  CONTRACTS WITH AFFILIATES AND OTHERS FOR
ANCILLARY SERVICES. Emeritus acknowledges and agrees that the residents of the Facility require certain ancillary services such as physical, occupational.
speech and respiratory therapy, medical supplies and pharmaceutical goods and services (collectively, the "Ancillary Services") and that certain of Manager's affiliates are in the business of providing Ancillary
Services to long term care facilities. Emeritus hereby authorizes Manager, in the course of its operation of the Facility, to contact on Emeritus' behalf and in Emeritus' name with such affiliates or with any other party for the provision of Ancillary Services provided, however, that any such contact shall provide that it is terminable on no more than thirty (30) days notice without penalty or premium. Emeritus represents that it is, as of the date hereof, a party to the contracts for the provision of Ancillary Services at the Facility which are described in Exhibit B, and that from and after the date hereof and throughout the term of this Agreement, it shall not enter into any other contracts for the provision of Ancillary Services at the Facility. Manager shall ensure that the execution of such Ancillary Services agreements does not constitute or create a default under any pre-existing contracts which relate to such services entered into by Emeritus with other third party provides; provided, however, that with respect to contracts for the provision of pharmaceutical services, respiratory therapy services and medical supplies, Manager shall not be in breach of this Paragraph VIII(d), in the event it enters into contracts (which otherwise comply with the terms of this Paragraph VIII(d)) for such Ancillary Services at any time on or after February 1, 1998 even if the execution of such contracts would give rise to a breach under any existing agreements for such services to which Emeritus or the Facility may be a party; and provided, further, that in the event of any such breath, Emeritus shall indemnify, defend and hold harmless Manager from and against any and all losses, costs, damages and expenses, including, but not limited to, reasonable attorneys fees, which Manager may incur as a result thereof. Manager shall further ensure, in the case of any contract for Ancillary Services with an affiliate of Manager that the costs charged do not exceed those which would be charged to Emeritus by an unrelated third party in an arms length transaction.

     IX.  WITHDRAWAL OF FUNDS BY EMERITUS; MINIMUM BANK
BALANCE:

     (a) Emeritus may withdraw the then accumulated operating cash surplus (as determined by Manager) from the Facility bank account subject to the limitations set forth in clause (b) below and to the right of Manager to restrict withdrawal by Emeritus of any Facility funds in accordance with the provisions of subparagraph B, below.

     (b) At all times Manager shall maintain a minimum cash balance in the checking account established for the Facility equal to the sum of

     (i) All current and unpaid invoices (both those received and those pending), any mortgage

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or lease payments, note or installment payments,
payrolls, rents, expenses, management fees and other charges incident To the operation of the Facility which will become due and payable within the ensuing forty-five (45) days; plus

     (ii) An amount not to exceed $50,000 deemed necessary by Manager to be adequate for unanticipated contingencies.

     X.  MANAGEMENT FEE:

     (a) INITIAL FEE. During the Term of This Agreement
Manager shall be entitled to a monthly management fee equal to five percent (5%) of the gross revenues generated each month by the Facility. For purposes hereof, "gross revenues" shall mean all revenues generated by the Facility, including revenues from routine patient care and ancillary services, but shall specifically exclude the proceeds from the sale of any Facility equipment and any insurance and condemnation proceeds.

     (b) PRORATION OF FEE. If the services of Manager commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the fee shall be prorated in proportion to the number of days for which services are actually rendered.

     (c) PAYMENT OF FEE. The Management fee provided for herein shall be disbursed by Manager to itself out of the Facility bank account on a priority basis prior to the payment of any other Facility expenses and to the repayment of any working capital loans made by Emeritus pursuant to the terms hereof.

     (d) ADJUSTMENT OF FEE.

     (i) In conjunction with the delivery of the annual financial statements required under Paragraph 1(f), Manager shall deliver to Emeritus a review prepared by Manager's independent certified public accountants of the outstanding "patient" (as compared to "settlement") accounts receivable of the Facility for the immediately preceding year, along with a statement of the amount of the "specific" (as compared to "general") bad debt reserve recommended by such accountants to be established with respect thereto (the "Reserve
Amount"). Any costs and expenses of such accountants' review shall be borne an operating expense of the Facility.

     (ii) In the event the accountant recommends a range of specific bad debt reserves, for purposes hereof, the Reserve Amount shall be the minimum specific bad debt reserve recommended by the accountant. In the event the Reserve Amount, plus any write offs for bad debts occurring during the preceding year, exceeds 3% of the gross revenues of the applicable year end (the "Bad Debt Threshold"), such excess shall hereinafter be referred to as the Excess
Reserve Amount.

     (iii) Manager shall remit to Emeritus,
concurrently with the delivery of such accounts receivable review, an amount equal to the lesser of (i) five percent (5%) of the Excess Reserve Amount and (ii) the difference between the management fees paid to Manager during the applicable year and the management fees which would have been paid to Manager during the applicable year had the fee been calculated at the rate of 4% of gross revenues, it being understood and agreed that in no event shall the fee paid to Manager after taking into consideration the adjustment provided for in this Paragraph X(d), be less than 4% of the Facility gross revenues.

     (iv) With respect to the settlement receivables which are excluded from the calculation of

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the Reserve Amount pursuant to Paragraph X(d), Manager
and Emeritus agree that at such time as payment is made by the appropriate third party payor with respect to such settlement receivables, the following provisions shall apply:

          (A) to the extent the amount paid is equal to the amount of the settlement receivable, no adjustment shall be made to the management fee previously paid to Manager;

          (B) to the extent the amount paid is less than the amount of the settlement receivable and the difference between the amount of the settlement receivable and the amount paid, when aggregated with the Reserve Amount for the year to which such settlement receivables relate, is equal to or less than the Bad Debt Threshold, no adjustment shall be made to the management fee previously paid to Manager;

          (C) to the extent the amount paid is less than the amount of the settlement receivable and the difference between the amount of the settlement receivable and the amount paid, when aggregated with the Reserve Amount for the year to which such settlement receivables relate, exceeds the Bad Debt
Threshold, Emeritus shall so advise Manager in writing, which notice shall include such supporting documentation as may be reasonably requested by Manager, and the management fee paid in such year shall be subject to adjustment in the manner set forth in Paragraph X(d), in which case Manager shall remit to Emeritus on demand the amount of such adjustment;

          (D) to the extent the amount paid is more than the amount of the settlement receivable, an amount equal to 5% of the excess shall be paid to Manager as an additional management fee.

     (v) The provisions of this Paragraph X(d) shall survive the expiration or earlier termination of the term of this Management Agreement.

     XI. ASSIGNMENT: This Agreement shall not be assigned by Manager without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event of the transfer or assignment by Emeritus of its leasehold rights in the Facility to any person or entity other than Manager, such transfer or assignment shall not require the consent of Manager but such transfer of assignment shall be subject to the rights of Manager under this Agreement.

     XII. NOTICES: All notices required or permitted hereunder shall be given in writing by hand delivery, by registered or certified mail, postage prepaid, by overnight delivery or by. facsimile transmission (with receipt confirmed with the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate in writing.

     To Manager:
                              Sunrise Healthcare
                              Corporation

     101 Sun Lane, NE

     Albuquerque, NM 87109

     Attn: Warren Mclnteer
                              Phone: 505-856-2370
                              Fax: 505-858-4998

     To Emeritus:
                              Emeritus Corporation

     313 I Elliott Avenue,
                              Suite 500
                              Seattle, WA 98101
                           9

                              Attn: Gary Witte
                              Phone: 206-298-2909
                              Fax: 206-301-4500

     XIII. RELATIONSHIP OF THE PARTIES: The
relationship of the parties shall be that of principal and independent contractor and all acts performed by Manager during the term hereof as Manager of the Facility shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Emeritus, its successors and assigns on the one hand, and Manager, its successors and assigns on the other hand. Manager will not be liable in the performance of its duties for any loss incurred by or damage to Emeritus, unless such loss or damage results from the negligence or willful misconduct of Manager. Manager shall indemnify, defend and hold harmless Emeritus from any loss or damage resulting from the acts or omissions of Manager's officers, agents or employees in connection with the operation of the Facility by Manager. Emeritus shall indemnify, defend and hold Manager harmless from any loss incurred by or damage to Manager where such loss or damage result from the negligence or willful misconduct of Emeritus in performing its obligations under the Agreement and from any and all damages, losses, costs and expenses which Manager may incur in the event of any litigation related to the termination of the Management Agreement with the Current Manager
(as defined below).

     XIV. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and assigns, and shall be construed in accordance with the laws of the State of North
Carolina. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

     XV. CAPTIONS: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     XVI. ATTORNEY'S FEES: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

     XVII. SEVERABILITY: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     XVIII. CUMULATIVE; NO WAIVER: A right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

     XIX. AUTHORIZATION FOR AGREEMENT: The execution and performance of this Agreement by Emeritus and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of

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

Emeritus and Manager in accordance with its terms.

     XX. ACCESS OF THE GOVERNMENT TO BOOKS AND RECORDS:
In the event the services provided hereunder have a 12-month cost or value of $10,000 or more (or such other amount as may hereafter be established by law):

     (a) Until the expiration of four years after the furnishing of services pursuant to this Agreement, Manager shall make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller
General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents and records that are necessary to certify the nature and extent of such costs.

     (b) If Manager or its affiliates carries out any of the duties of this Agreement through a subcontract, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to certify the nature and extent of such costs.

     (c) The parties agree that any applicable attorney-client or other legal privileges shall not be deemed waived by virtue of this Agreement.

     XXI. COUNTERPARTS: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

     XXII. THIRD PARTY BENEFICIARY. Nothing in this
Agreement express or implied is intended to and shall not be construed to confer upon or create in any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

     XXIII. CONSTRUCTION. Each of Emeritus and Manager acknowledges and agrees that it has participated in the drafting and negotiation of this Agreement and accordingly that in the event of any dispute between Emeritus and Manager with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor either party hereto. In addition, each of Emeritus and Manager acknowledges and agrees that it has been represented by the same counsel in the drafting and negotiation of this Agreement and that it has each knowingly and voluntarily consented thereto and accordingly neither shall raise such fact as a defense to the enforcement of any obligation imposed by it under this Agreement or as a factor in the interpretation or any provision of this Agreement.

     XXIV. REPRESENTATIONS, WARRANTIES AND COVENANTS OF
EMERITUS. As a material inducement to Manager to enter into this Agreement, Emeritus does hereby represent, warrant and covenant as follows to Manager in connection with this Agreement and the Facility:

     (a) Emeritus is the due and lawful lessee of the Facility under the terms of the Lease, a true and correct copy of which is attached hereto as Exhibit C;

     (b) The Lease is in full force and effect as of the date hereof and has not been amended or modified except as set forth in Exhibit C;

     (c) Neither Emeritus nor HCPI is in default in any of its obligations under the Lease nor is Emeritus aware of any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Lease;

     (d) The Facility is a skilled nursing facility with 134 licensed and operational beds and is certified to participate in the Medicare and Medicaid Programs.
As of the date hereof, there is no action pending or threatened to revoke or suspend the Facility's license or to terminate or to not renew the participation of the Facility in the Medicare and/or Medicaid Programs nor are there any outstanding deficiencies which are not the subject of a Plan of Correction which has been approved by the applicable governmental authority. A true and correct copy of the Facility's license and of its most recent licensure and certification survey(s) are attached hereto as Exhibit D;

     (e) Set forth in Exhibit E is a true and accurate description of all litigation currently pending or threatened with respect to the Facility. Emeritus shall be and remain solely responsible for the resolution of all such litigation, subject to any indemnity rights which Emeritus may have against the Current Manager (as defined below) but Manager shall cooperate, upon request, in Emeritus' efforts to defend the same, including, but not limited to, providing copies of Facility records and access to the Facility to Emeritus' counsel or any other party designated by Emeritus. Any litigation filed after the Commencement
Date, whether the same relates to the period prior to or after the Commencement Date, shall also be and remain the sole responsibility of Emeritus subject, however, in the case of any litigation which relates to the period after the Commencement Date to any indemnity rights which Emeritus may have against Manager under the terms of this Agreement;

     (f) The Facility includes all personal property and inventory necessary for its lawful operation in accordance with applicable state and federal laws;

     (g) A true and correct copy of the financial statements of the Facility dated as of October 31,1997 have been provided to Manager, including a true and correct census report as of October 31,1997, which accurately identifies each of the residents of the Facility, the daily rate paid by said residents and the date to which said rate has been paid, the payor status of said resident, i. e. , private, Medicare, Medicaid or other (the "Facility Financials"). Since the date of the Facility Financials there has not been any material adverse change in the financial condition (including, but not limited to, the working capital), business, assets, liabilities or results of operations of any or all of the Facility, whether in the ordinary course of business or otherwise;

     (h) There are no union contracts in effect between Emeritus, on the one hand, and the employees of the Facility, on the other hand. To the best of Emeritus' knowledge, none of its employees who are not currently members of a labor union are actively seeking the formation of a labor union at the Facility. Except as set forth in Exhibit E, Emeritus is not a party to any labor dispute at the Facility, it being agreed that a claim for wrongful termination shall not be deemed to be a labor dispute but that an unfair labor practice and/or an EEOC charge shall be deemed to be a labor dispute;

     (i) Emeritus has not made any contributions,
payments or gifts to or for the private use of any
governmental official, employee or agent where either
the payment or the purpose of such contribution,
payment or gift is illegal under the laws of the United
States or the jurisdiction in which made or given or
received any payments or other forms of remuneration in
connection with the referral of patients which would
violate the Medicare/Medicaid Anti-kickback Law,
Section
                          12

1128(b) of the Social Security Act, 42 USC Section
1320a-7b(b) or any analogous state statute;

     (j) The Facility is currently subject to a Management Agreement in favor of Diversified Health
Services, Inc. (the "Current Manager"), which shall be terminated on or prior to the Commencement Date and as to which Emeritus shall retain full responsibility for any costs or expenses owing under such Management
Agreement. Emeritus shall provide Manager with evidence of the termination of the Management Agreement with the Current Manager as of the Commencement Date. Emeritus shall take such action as may be necessary to cause the Current Manager of the Facility to cooperate with Manager at no cost to Manager in a smooth transition of operational responsibility for the Facility as of the Commencement Date. If requested by Manager, Emeritus shall cause the Current Manager to enter into a Transfer of Operations Agreement with Manager in form and substance acceptable to Manager;

     (k) Emeritus is a duly organized, validly existing
Washington corporation and is in good standing under the laws thereof and is duly qualified to do business as a foreign corporation in the State of North Carolina and is in good standing under the laws thereof. Subject to obtaining the consent of HCPI under the Lease, Emeritus has full corporate power and authority to enter into this Agreement and to carry out the transaction provided for herein and the same do not conflict with Emeritus' Articles of Incorporation or Bylaws or any agreement, note, document, contract or instrument to which Emeritus is a party or by which its assets may be bound or affected, including, but not limited to the Management Agreement in effect with the Current Manager. This Management Agreement is the valid and binding obligation of Emeritus enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable creditors rights laws and general principles of equity;

     (1) The person executing this Agreement on behalf of Emeritus is duly authorized to do so and holds the position set forth below his/her name;

     (m) Emeritus shall proceed with all due diligence and at its sole cost and expense to secure the consent of HCPI to this Management Agreement and shall provide
Manager on or prior to the Commencement Date with evidence of the issuance thereof;

     (n) Emeritus is not a party to any litigation which would interfere with the consummation of the transaction contemplated by this Agreement.

     (o) No representation or warranty by or on behalf of Emeritus contained in this Agreement or in the exhibits hereto and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Manager pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     XXV. REPRESENTATIONS, WARRANTIES AND COVENANTS OF
MANAGER. As a material inducement to Emeritus to enter into this Agreement, Manager does hereby represent, warrant and covenant as follows to Emeritus in connection with this Agreement and the Facility:

     (a) Manager is a duly organized, validly existing
New Mexico corporation and is in good standing under the laws thereof and is duly qualified to do business as a foreign corporation in the State of North Carolina and is in good standing under the laws thereof. Manager has full corporate power and authority to enter into this Agreement and to carry out the transaction provided for herein and the same do not conflict with Manager's Articles of Incorporation or Bylaws or any agreement, note, document, contract or instrument to which Manager is a party or by which its assets may be bound or affected. This Management Agreement is the valid and binding obligation of Manager enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable creditors rights laws and general principles of equity;

     (b) The person executing this Agreement on behalf of Manager is duly authorized to do so and holds the position set forth below his/her name.

     (c) Manager shall provide Emeritus with such information as it may reasonably request in connection with securing the consent of HCPI to this Management
Agreement (d) Manager is not a party to any litigation which would interfere with the- consummation of the transaction contemplated by this Agreement.

     (e) No representation or warranty by or on behalf of Manager contained in this Agreement or in the exhibits hereto and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Emeritus pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.



EMERITUS :               EMERITUS CORPORATION

                         By:  /s/ Gary D. Witte
                              -------------------------
                         Its:  Vice President
                         Operations



MANAGER:                  SUNRISE HEALTHCARE
CORPORATION

                          By:  /s/
                               ------------------------
--------
                          Its:  V.P.











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